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                                                                    EXHIBIT 21.1


                             THE J. JILL GROUP, INC
                             LISTING OF SUBSIDIARIES
                                DECEMBER 30, 2000


   NAME OF SUBSIDIARY                          STATE OF INCORPORATION
   ------------------                          ----------------------

   Birch Pond Realty Corporation               Delaware
   The Birch Pond Group, Inc.                  Massachusetts
   QT Services Group, Inc.                     Massachusetts
   J.Jill Direct, Inc.                         Massachusetts